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                                                                    Exhibit 99.1

[LOGO UNITED RENTALS]
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FOR IMMEDIATE RELEASE
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                  UNITED RENTALS ANNOUNCES PROPOSED FINANCING

     GREENWICH, CT, March 29, 2001 - United Rentals, Inc. (NYSE: URI) announced today that it expects to obtain a $1.5 billion senior secured bank facility and to raise $300 million through a concurrent private offering of senior notes. If completed, the proceeds from the new financing will be used to repay and replace the Company's existing $1.6 billion bank facility and for other general corporate purposes.

     The senior notes will be offered pursuant to Rule 144A and Regulation S under the Securities Act of 1933. The notes have not been registered under the Securities Act of 1933 and, accordingly, may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements.

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Contact:
Robert Miner
United Rentals, Inc.
(203) 622-3131
bminer@ur.com
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